POWER OF ATTORNEY

SmartFinancial, Inc.

Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby makes, constitutes and appoints Glen Allen, Jr., Cynthia Cain and Rob Florence, each acting as the undersigned's true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to: (1) prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of SmartFinancial, Inc.("Corporation"),with the United States Securities and Exchange Commission, any national securities exchanges and the Corporation, as considered necessary or adviseable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time ("Exchange Act"); (2) seek or obtain, as the undersigned's representative and on the undersigned's behalf information on transactions in the Corporation's  securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to each of the undersigned's attorneys-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and (3) perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that: (1) neither the Corporation nor either of such attorneys-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act; and (2) this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act.

The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such attorney-in-fact.

In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of January, 2022.

/s/ Cathy G. Ackermann

Cathy G. Ackermann